Exhibit 19.1

National RMBS Trust 2004-1

Quarterly Report as at	11 Mar 2005

This report is provided pursuant to the “Reports to Noteholders” section of the prospectus dated 21 September 2004.

A definition or description of certain terms used in this report together with a full description of the transaction may be found in the prospectus.

Further information is available to investors on Bloomberg (page reference [NRMBS]).  Information in this report and on Bloomberg have been sourced from the same data.

Differences in formatting, calculation and rounding methodology may cause discrepancies between the two sources.

Current Periods and Interest Rates

			Class A1 Notes		Class A2 Notes		Class A3 Notes		Class B Notes
Determination Date	11 Mar 2005

Payment Date	21 Mar 2005	USD-LIBOR-BBA	2.51000	% pa	not applicable		not applicable		not applicable

Interest Period		BBSW	not applicable		5.41170	% pa	not applicable		5.41170	% pa
From (and including)	20 Dec 2004
To (but excluding)	21 Mar 2005	EURIBOR	not applicable		not applicable		2.175	% pa	not applicable
Number of days	91
		Margin	0.11	% pa	0.19	% pa	0.12	% pa	0.44	% pa
Collection Period
From start of month	Dec 2005	Interest Rate	2.62000	% pa	5.60170	% pa	2.29500	% pa	5.85170	% pa
To end of month	Feb 2005

Noteholder Distribution Summary

	Class A1 Notes (USD)		Class A2 Notes (AUD)		Class A3 Notes (EUR)		Class B Notes (AUD)		Subordination
	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	Per Note	Aggregate	%

Original Face Amount	100,000.0000	1,000,000,000.00	500,000.00	500,000,000.00	100,000.0000	308,400,000.00	500,000.0000	18,000,000.00	0.72%
Beginning Note Balance	91,661.76	916,617,622.87	458,308.8100	458,308,811.43	91,661.77	282,684,874.89	500,000.0000	18,000,000.00	0.79%
Interest Distribution	607.0500	6,070,500.00	6,400.69	6,400,686.87	531.75	1,639,917.00	7,294.5849	262,605.06
Principal Distribution	8,082.1972	80,821,972.55	40,410.9862	40,410,986.28	8,082.19	24,925,496.34	0.0000	0.00
Ending Note Balance	83,579.5628	835,795,650.32	417,897.8238	417,897,825.15	83,579.5800	257,759,378.55	500,000.0000	18,000,000.00	0.87%
Less Carryover Principal Chargeoffs	0.0000	0.00	0.0000	0.00	0.0000	0.00	0.0000	0.00
Ending Stated Amount	83,579.5628	835,795,650.32	417,897.8238	417,897,825.15	83,579.5800	257,759,378.55	500,000.0000	18,000,000.00	0.87%

Total Distribution	8,689.2472	86,892,472.55	46,811.6730	46,811,673.15	8,613.9400	26,565,413.34	7,294.5849	262,605.06

Current Note Factor	0.83579565030	0.8357956503	0.835796	0.835796	0.835796	0.835796	1.000000	1.000000

Principal Distribution Statement (AUD)

Principal Collections on Housing Loans	213,621,580.14
Amount to be drawn on the Payment Date under the Redraw Facility Agreement	0.00
Issue proceeds of any Redraw Notes to be issued on the Payment Date	0.00
Other Amounts of principal received	0.00

Total Principal Collections		213,621,580.14

Reimbursement of Redraws	17,920,202.54
Repay Redraw Principal	0.00
Principal Draw	0.00
Repay Redraw Note Principal	0.00
A$ Class A1 Principal	115,459,960.79
A$ Class A2 Principal	40,410,986.28
A$ Class A3 Principal	43,348,689.29
A$ Class B Principal	0.00

Total Principal Distribution		217,139,838.89

Interest Distribution Statement (AUD)

Interest Collections	38,010,671.33
Principal Drawing	0.00
Liquidity Drawing	0.00

Total Available Income		38,010,671.33

Expenses	2,355,911.82
(includes all fees, net interest rate swap payment and other expenses of the Trust)
Reimbursement of previous Liquidity Drawings	0.00
A$ Class A1 Interest Amount	18,507,225.52
A$ Class A2 Interest Amount	6,400,686.87
A$ Class A3 Interest Amount	6,965,883.31
A$ Note Interest Amount for Redraw Notes	0.00
Interest payable under the Redraw Facility Agreement	0.00
Interest payable under the Liquidity Facility Agreement	0.00
A$ Note Interest Amount for Class B Notes	262,605.06

Excess Available Income available for Distribution		3,518,358.75
(includes reimbursement of Principal Charge-Offs, unreimbursed Principal Drawings and distribution to Residual Income Unit Holder)
Excess Available Income applied to repay Principal Draw		3,518,358.75
Remaining Balance of Principal Draw		3,486,679.38

Capitalised Items Not Remitted as Principal and Interest Distributions		414,015.32

Support Facilities (AUD)

Liquidity Facility		Redraw Facility
Liquidity Facility Limit	18,630,000.00	Redraw Facility Limit	15,000,000.00
Amount Drawn	0.00	Amount Drawn	0.00

Historical CPR

2004	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005
	(%)	(%)	(%)	(%)	(%)	(%)

Monthly CPR	30.8	27.5	29.9	29.9	32.9	26.2

Historical CPR

Delinquency Information as at Month Ending	28 Feb 2005

	31-60 Days Past Due	61-90 Days Past Due	91-120 Days Past Due	> 120 days Past Due	Foreclosure/ REO	Total

No. of loans	51	15	5	5	6	82
No. of loans (%)	0.25%	0.07%	0.02%	0.02%	0.03%	0.39%
Balance outstanding ($)	6,073,775.33	2,162,538.11	531,491.41	327,715.61	701,968.55	9,797,489.01
Balance outstanding (%)	0.29%	0.10%	0.03%	0.02%	0.03%	0.47%
Instalment Amount ($)	78,656.45	40,665.19	16,532.51	20,431.72	20,885.86	177,171.73

Historical Delinquencies as a Percentage of Balance Outstanding

	Sep 2004	Oct 2004	Nov 2004	Dec 2004	Jan 2005	Feb 2005
	(%)	(%)	(%)	(%)	(%)	(%)

31-60 Days Past Due	0.25	0.23	0.25	0.29	0.49	0.29
61-90 Days Past Due	0.00	0.07	0.08	0.05	0.05	0.10
91-120 Days Past Due	0.00	0.00	0.02	0.05	0.01	0.03
> 120 Days Past Due	0.00	0.00	0.01	0.02	0.03	0.02
Foreclosure/REO	0.00	0.00	0.00	0.01	0.02	0.03
Total	0.25	0.30	0.36	0.42	0.60	0.47

Historical Delinquency Information

Loss Data

	Dec 2004		Mar 2005
Quarter Ended	(AUD)	(No Loans)	(AUD)	(No Loans)

Losses on Sale of Property	0.00	0	0.00	0
Losses after Mortgage Insurance	0.00	0	0.00	0
Cumulative Losses after Mortgage Insurance	0.00	0	0.00	0
Cumulative Losses After Mortgage Insurance (%)	0.00%	0.00%	0.00%	0.00%

Summary and Weighted Average Calculations	At Issue	Nov 2004	Feb 2005

Total Collateral Balance (AUD)	2,418,339,663.17	2,271,561,971.43	2,076,274,609.15
Total Number of Loans	23,176	22,112	20,575
Current Average Loan Balance (AUD)	104,346.72	102,729.83	100,912.50
Maximum Loan Balance (AUD)	868,291.34	863,638.81	853,231.99
Current Weighted Average LVR	45.99%	44.92%	43.80%

Weighted Average Loan Rate	6.78%	6.78%	6.78%
Weighted Average Term to Maturity (WAM) (months)	240	238	235
Weighted Average Seasoning (WAS) (months)	50	52	55

Loan Size Distribution as at Month Ending	28 Feb 2005

Loan Size Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Loan Size < $50,000	4,821	160,186,857.15	23.43%	7.72%
$50,000 <Loan Size < $100,000	7,649	566,085,692.75	37.18%	27.26%
$100,000 <Loan Size < $150,000	4,428	541,851,324.13	21.52%	26.10%
$150,000 <Loan Size < $200,000	1,928	330,854,869.20	9.37%	15.94%
$200,000 <Loan Size < $250,000	884	196,262,411.09	4.30%	9.45%
$250,000 <Loan Size < $300,000	450	122,828,412.13	2.19%	5.92%
$300,000 <Loan Size < $350,000	205	66,314,790.76	1.00%	3.19%
$350,000 <Loan Size < $400,000	100	37,428,855.12	0.49%	1.80%
$400,000 <Loan Size < $450,000	48	20,542,183.50	0.23%	0.99%
$450,000 <Loan Size < $500,000	23	10,890,133.68	0.11%	0.52%
$500,000 <Loan Size < $750,000	36	20,577,020.84	0.17%	0.99%
$750,000 <Loan Size < $1,000,000	3	2,452,058.80	0.01%	0.12%

Total	20,575	2,076,274,609.15	100.00%	100.00%

LVR Distribution as at Month Ending	28 Feb 2005

LVR Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

LVR < 50%	14,407	1,272,551,895.55	70.02%	61.29%
50% < LVR < 55%	1,125	139,508,750.70	5.47%	6.72%
55% < LVR < 60%	979	125,101,038.22	4.76%	6.03%
60% < LVR < 65%	972	128,481,420.85	4.72%	6.19%
65% < LVR < 70%	935	120,686,604.89	4.54%	5.81%
70% < LVR < 75%	926	125,572,883.50	4.50%	6.05%
75% < LVR < 80%	510	69,972,365.16	2.48%	3.37%
80% < LVR < 85%	433	55,349,648.52	2.10%	2.67%
85% < LVR < 90%	264	35,098,784.96	1.28%	1.69%
90% < LVR < 95%	17	2,813,250.68	0.08%	0.14%
95% < LVR < 100%	—	—	0.00%	0.00%
LVR > 100%	7	1,137,966.12	0.03%	0.05%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Mortgage Insurance as at Month Ending	28 Feb 2005

Mortgage Insurer	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Genworth Financial	2,104	231,852,149.40	10.23%	11.17%
Royal & Sun Alliance	—	—	0.00%	0.00%
CGU Lenders Mortgage Insurance	—	—	0.00%	0.00%
PMI	28	2,367,301.75	0.14%	0.11%
Pool Insurance	18,443	1,842,055,158.00	89.64%	88.72%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Geographic Distribution as at Month Ending	28 Feb 2005

Geographic Distribution	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

ACT Inner City	352	35,747,516.18	1.71%	1.72%
ACT Metro	153	14,966,204.75	0.74%	0.72%
ACT Non Metro	—	—	0.00%	0.00%
NSW Sydney Inner City	53	9,230,438.14	0.26%	0.44%
NSW Sydney Metro	3,759	537,696,346.02	18.27%	25.90%
NSW Non-Metro	2,156	192,217,470.44	10.48%	9.26%
QLD Brisbane Inner City	52	5,453,833.06	0.25%	0.26%
QLD Brisbane Metro	1,671	156,716,937.92	8.12%	7.55%
QLD Non-Metro	1,855	145,399,513.59	9.02%	7.00%
VIC Melbourne Inner City	122	16,009,906.34	0.59%	0.77%
VIC Melbourne Metro	4,874	498,059,124.96	23.69%	23.99%
VIC Non-Metro	1,442	103,610,700.70	7.01%	4.99%
WA Perth Inner City	64	7,125,875.04	0.31%	0.34%
WA Perth Metro	1,952	187,531,903.56	9.49%	9.03%
WA Non-Metro	521	42,770,956.13	2.53%	2.06%
SA Adelaide Inner City	17	1,801,842.62	0.08%	0.09%
SA Adelaide Metro	1,118	93,445,947.18	5.43%	4.50%
SA Non-Metro	274	18,524,427.43	1.33%	0.89%
NT Darwin Inner City	6	364,301.08	0.03%	0.02%
NT Darwin Metro	—	—	0.00%	0.00%
NT Non-Metro	4	393,248.26	0.02%	0.02%
TAS Hobart Inner City	10	810,217.73	0.05%	0.04%
TAS Hobart Metro	69	4,793,450.27	0.34%	0.23%
TAS Non-Metro	51	3,604,447.75	0.25%	0.17%
Undefined Post Code	—	—	0.00%	0.00%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Seasoning Analysis – Total Portfolio as at Month Ending	28 Feb 2005

Seasoning Analysis	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Seasoning < 3 months	—	—	0.00%	0.00%
3 months < Seasoning < 6 months	—	—	0.00%	0.00%
6 months < Seasoning < 12 months	—	—	0.00%	0.00%
12 months < Seasoning < 18 months	—	—	0.00%	0.00%
18 months < Seasoning < 24 months	85	12,839,452.00	0.41%	0.62%
24 months < Seasoning < 36 months	396	58,848,402.77	1.92%	2.83%
36 months < Seasoning < 48 months	6,539	745,856,152.24	31.78%	35.92%
48 months < Seasoning < 60 months	6,100	622,954,812.75	29.65%	30.00%
Seasoning > 60 months	7,455	635,775,789.39	36.23%	30.62%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Remaining Loan Term as at Month Ending	28 Feb 2005

Remaining Loan Term	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Term < 5 years	173	7,719,850.96	0.84%	0.37%
5 years < Term < 10 years	868	49,267,016.18	4.22%	2.37%
10 years < Term < 15 years	1,441	107,035,003.65	7.00%	5.16%
15 years < Term < 20 years	7,469	685,345,559.97	36.30%	33.01%
20 years < Term < 25 years	10,232	1,167,708,031.16	49.73%	56.24%
25 years < Term < 30 years	392	59,199,417.23	1.91%	2.85%
30 years < Term < 35 years	—	—	0.00%	0.00%
Term > 35 years	—	—	0.00%	0.00%

Total	20,575	2,076,274,879.15	100.00%	100.00%

Loan Purpose as at Month Ending	28 Feb 2005

Loan Purpose	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Purchase	6,828	714,292,321.04	33.19%	34.40%
Refinance	6,456	601,362,514.35	31.38%	28.96%
Refinance - Cash Out	1,496	117,537,144.29	7.27%	5.66%
Investor	4,584	525,899,047.79	22.28%	25.33%
Other	1,211	117,183,581.68	5.89%	5.64%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Loan Type by Interest Rate as at Month Ending	28 Feb 2005

Loan Type	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Variable Rate	16,456	1,628,391,573.93	79.98%	78.43%
Fixed Rate	4,119	447,883,035.22	20.02%	21.57%

Total	20,575	2,076,274,609.15	100.00%	100.00%

Fixed Rate Term Remaining as at Month Ending	28 Feb 2005

Remaining Fixed Rate Term	Number of Loans	Balance of Loans (AUD)	Number of Loans (%)	Balance of Loans (%)

Term < 1 year	1,546	163,769,024.83	37.53%	36.57%
1 years < Term < 2 years	1,205	135,143,640.82	29.25%	30.17%
2 years < Term < 3 years	632	71,274,932.00	15.34%	15.91%
3 years < Term < 4 years	294	31,399,424.28	7.14%	7.01%
4 years < Term < 5 years	310	33,678,294.40	7.53%	7.52%
Term > 5 years	132	12,617,718.89	3.20%	2.82%

Total	4,119	447,883,035.22	100.00%	100.00%

Contact Details

Trust Manager	National Global MBS Manager Pty Ltd

Contacts	Michael White
Manager Group Funding (Securitisation)
National Australia Bank (Melbourne, Australia)
	Phone:	(+613) 8641 2157
	Facsimile:	(+613) 8641 0906
	Email:	michael_a_white@national.com.au